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                                                                    EXHIBIT 21.1



                              LIST OF SUBSIDIARIES



Page-Com GP, Inc.                                           Delaware

BearCom LP, Inc.                                            Delaware

BearCom Operating, L.P.                                     Texas

Racomm, Inc.                                                Nevada

Bear Communications, Inc.                                   California

Cellular City, Inc.                                         Nevada


Bear Australia Pty. Ltd.                                    Australia

Condor Holdings, Inc.                                       Delaware

Condor Telecommunicationes, C.A. (50% interest)             Venezuela